CASCADE BANCORP
2008 PERFORMANCE INCENTIVE PLAN
STOCK OPTION GRANT AGREEMENT

This Stock Option Grant Agreement (the “Agreement”) is entered into as of February 3, 2015 (“Grant Date”) by and between Cascade Bancorp, an Oregon corporation (the “Company”), and Employee Name, an employee of the Company (the “Participant”), for the award of an Option. The terms used herein that are defined in the Company’s 2008 Performance Incentive Plan (the “Plan”) shall have the same meanings assigned to them in the Plan.
The award of an Option to the Participant is made pursuant to Section 6(b)(i) of the Plan and the Participant desires to accept the grant subject to the terms and conditions of this Agreement.
In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.
1.Grant and Terms of Option.

a.Grant. The Company grants to the Participant under the Plan an     Option to purchase XX,XXX shares of Stock, subject to the restrictions, terms and conditions set forth in this Agreement (the “Option”). This grant shall expire on February 3, 2025. The Option is intended to be a NQSO for tax purposes, and is contingent on shareholder approval of amendments to the Plan dated October 28, 2014.

b.Acceleration on Death or Disability. If the Participant ceases to be an employee of the Company or a Subsidiary by reason of the Participant’s death or physical disability, all outstanding but unvested Options shall become immediately vested, and all vested but unexercised Options shall expire on the earlier of: (i) twelve (12) months following the date of such immediate vesting or (ii) the expiration date set forth in Section 1.a. above. The term “disability” means the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under the Company’s long term disability plan covering employees of the Company. Medical determination of Disability may be made by either the Social Security Administration or by the provider of the long term disability plan covering employees of the Company, provided that the definition of “disability” applied under such plan complies with the requirements of the preceding sentence. Upon the request of the Plan Administrator, the Participant must submit proof to the Plan Administrator of the Social Security Administration’s or the provider’s determination.

c.Acceleration of Vesting on a Change in Control or Business Combination Followed by a Termination of Employment. In the event the Participant’s employment with the Company is terminated (for reasons other than death, disability or termination for “Cause,” as defined below) in conjunction with a Change in Control of the Company (as defined below), all outstanding but unvested Options shall become immediately vested. For purposes of this Agreement, a “Change in Control” of the Company shall mean the occurrence of any of the following events:

i.Any Person becomes the “beneficial owner” (as defined in Rule 13d(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

ii.The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, or all or substantially all of the assets of its Subsidiary; or

iii.The consummation of a merger or consolidation of the Company or its Subsidiary with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

iv.A "business combination" that would not otherwise constitute a Change in Control as defined above, but in conjunction with which the Participant’s employment with the Company, its Subsidiary, the successor entity or its parent is terminated. For this purpose, a "business combination" means a share exchange, merger or consolidation of the Company or its Subsidiary with any other corporation, even if such share exchange, merger or consolidation would result in the voting securities of the Company or its Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or its Subsidiary or such surviving entity or its parent outstanding immediately after such share exchange, merger or consolidation.

v.A business combination (as defined above) or sale of stock of the Company or its Subsidiary, if in connection with such transaction the persons who were directors of the Company before such transaction cease to constitute at least a majority of the board of directors of the Company or any successor entity.

In addition, the term “Cause” will mean a termination of the Participant’s employment for one or more of the following reasons:
vi.A determination by the Company that the Participant has committed an act or acts constituting (A) a felony or other crime, whether a felony or a misdemeanor, involving moral turpitude, dishonesty or theft, (B) dishonesty or disloyalty that is harmful to the Company, or (C) fraud;

vii. The determination by the Company that the Participant (A) has engaged in actions or omissions that would constitute unsafe or unsound banking practices, or (B) has failed to follow the lawful and reasonable directives, after written notice to the Participant by the Company specifying in reasonable detail such failure;

viii. The determination by the Company that the Participant has engaged in gross misconduct in the course and scope of employment with the Company, including indecency, immorality, gross insubordination, dishonesty, unlawful harassment or discrimination, use of illegal drugs, or fighting; or

ix.    In the event the Participant is prohibited from engaging in the business of banking by any governmental regulatory agency having jurisdiction over the Company.

Notwithstanding the foregoing, unless otherwise determined by the Board, no Change in Control shall be deemed to have occurred for purposes of this Agreement if (A) the Participant acquires (other than on the same basis as all other holders of the Company Stock) an equity interest in an entity that acquires the Company in a Change in Control otherwise described under subparagraph (iii) above, or (B) the Participant is part of group that constitutes a Person which becomes a beneficial owner of Stock in a transaction that otherwise would have resulted in a Change in Control under subparagraph (i) above. For purposes of this Agreement, the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act, other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company. Also, if the Participant has an individual employment agreement that covers the topic of accelerated vesting of equity awards in conjunction with or following a Change in Control, the provisions of the employment agreement will govern, unless the provision of this Agreement are more favorable to the Participant.

d.Conflicts. This Agreement is subject to the terms and conditions of the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control, provided that the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. This Agreement is subject to any rule promulgated pursuant to the Plan by the Committee and communicated to the Participant in writing.

2.Price Per Option. The exercise price for each share of Stock that may be purchased under the Option is $4.79, which is the Fair Market Value of the Stock on the Grant Date.

3.Time Vesting Requirements. The Option awarded under this Agreement shall initially be 100% unvested and subject to forfeiture.  Subject to Sections 1(b), the Option shall vest 50% on February 3, 2018, 25% on February 3, 2019, and 25% on February 3, 2020 (the “Vesting Date”) if the Participant is an employee of the Company (or its Subsidiary) on the Vesting Date and has served as an employee of the Company (or its Subsidiary) continuously from the Grant Date to the Vesting Date.

4.Forfeiture of Options on Termination of Service. If the Participant ceases to be an employee of the Company (or its Subsidiary) for any reason that does not result in acceleration of vesting pursuant to Sections 1(b), the Participant shall forfeit immediately the unvested portion of the Option and shall forfeit after ninety days the outstanding vested portion of the Option, and in the event of forfeiture the Participant shall have no right to receive the related Stock.

5.Taxes and Tax Withholding. The Company shall be entitled to withhold from any delivery of Stock hereunder any income or other tax withholding obligations arising as a result of this Award, in amounts determined by the Company.

6.Participant’s Representations. The Participant acknowledges the receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof and hereby accepts this Agreement subject to all the terms and provisions thereof.

7.Miscellaneous.

a.Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with regard to the subjects hereof.

b.Interpretation of the Plan and the Agreement. The Committee of the Board (the “Administrator”), shall have the sole authority to interpret the provisions of this Agreement and the Plan and all determinations by it shall be final and conclusive.

c.Electronic Delivery. The Recipient consents to the electronic delivery of any prospectus and any other documents relating to this Award in lieu of mailing or other form of delivery.

d.Rights and Benefits. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon the Recipient’s heirs, executors, administrators, successors and assigns.

e.Further Action. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

f.Governing Law. This Agreement and the Plan will be interpreted under the laws of the state of Oregon, exclusive of choice of law rules.

g.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

CASCADE BANCORP

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Peggy Biss, EVP - Human Resources

PARTICIPANT

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Employee Name                    Date